As filed with the Securities and Exchange Commission on October 17, 1997.
                                                 Registration No. 333-33589
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       ----------------------------------

                       Pre-Effective Amendment No. 2 to
                                   FORM  S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                (Name of registrant as specified in its charter)

          Delaware                                 6712                          52-1508198
(State or other jurisdiction           (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)        Classification Code No.)           Identification Number)

                  1627 K Street, N.W., Washington, D.C. 20006
                  -------------------------------------------
   (Address, and telephone number of registrants principal executive offices)

                       ----------------------------------

           Barbara Davis Blum, President and Chief Executive Officer
          1627 K Street, N.W., Washington, D.C.  20006; (202) 466-4090
        ------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                       ----------------------------------

                                  Copies to:
Kathleen L. Cerveny, Esq.                     Brian D. Alprin, Esq.
Hazel & Thomas, P.C.                          Laurence S. Lese, Esq.
3110 Fairview Park Drive, Suite 1400          Duane, Morris & Heckscher LLP
Falls Church, VA  22042                       1667 K Street, N.W., Suite 700
(703) 641-4200                                Washington, D.C.  20006-1608
                                              (202) 776-7800

     Approximate date of proposed sale to the public: As soon as practicable after this registration statement is declared effective, on the effective date of the Holding Company Merger of Ballston Bancorp, Inc. into a subsidiary of Abigail Adams National Bancorp, Inc. as described in the Agreement and Plan of Reorganization, as amended, attached as Appendix A to the Proxy Statement/Prospectus forming a part of this Registration Statement.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                          Proposed      Proposed
                                                          Maximum       Maximum
                                            Amount to     Offering     Aggregate      Amount of
Titles of Each Class of                        be          Price        Offering    Registration
Securities to be Registered                Registered     per Share     Price (1)       Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share     750,000(1)           N/A  3,935,321.82      $1,192.52(2)
===================================================================================================

                                                                (Notes Overleaf)

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended and computed pursuant to Rule 457(f)(2) by multiplying $4.86, the book value per share of the capital stock of Ballston Bancorp, Inc. ("Ballston") computed as of June 30, 1997 by 1,619,474, the maximum number of shares of capital stock of Ballston outstanding immediately prior to the Holding Company Merger and, pursuant to Rule 457(f)(3), deducting $3,935,321.82, the amount of cash to be paid by the Registrant to the stockholders of Ballston, which represents fifty percent (50%) of the Exchange Price.

(2)  Previously paid.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits Delaware corporations to include in their certificate of incorporation a provision limiting director's liability for monetary damages for breach of the duty of care. Section 145 of the Delaware General Corporation Law gives Delaware corporations the power to indemnify each of the present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

     Article FOURTEENTH of AANB's Certificate of Incorporation, as amended, limits the liability of AANB's directors to AANB or its shareholders for monetary damages for certain breaches of fiduciary duty arising out of certain aspects of the director's conduct. Article XI of AANB's By-laws permits indemnification of officers and directors to the fullest extent permitted by law.

     AANB maintains directors' and officers' liability insurance in the amount of $5,000,000.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit
Number          Description of Exhibit
------          ----------------------

 2.1            Agreement and Plan of Reorganization among Abigail Adams
                National Bancorp, Inc., Ballston Bancorp, Inc. and The Bank of
                Northern Virginia, (included as Appendix A to Proxy
                Statement/Prospectus)

 3.1            Certificate of Incorporation of AANB, as amended(1)

 3.1.1          Amendment to the Certificate of Incorporation of AANB(2)

 3.2            By-laws of AANB, as amended(3)

 4.1.1          Rights Agreement dated as of April 12, 1994, between AANB and
                The First National Bank of Maryland, as Rights Agent (Right
                Certificate attached as Exhibit A to Rights Agreement and
                Summary of Rights to Purchase Common Shares attached as
                Exhibit B to Rights Agreement)(4)


Exhibit
Number          Description of Exhibit
------          ----------------------

 4.1.2          First Amendment dated April 20, 1995 between AANB and The First
                National Bank of Maryland, as Rights Agent(5)

 5.1            Opinion of Hazel & Thomas, P.C.(36)

 8.1 Form of Opinion of Duane, Morris & Heckscher LLP regarding tax matters(36)

 8.2            Form of Opinion of Hazel & Thomas, P.C. regarding tax matters

 10.1           Non-qualified Stock Option Plan, as amended(6)

 10.2           Employee Incentive Stock Option Plan and Agreement(7)

 10.3           Directors Stock Option Plan and Agreement(8)

 10.4           Non-Qualified Stock Option Agreement(9)

 10.5           1996 Employee Incentive Stock Option Plan and Agreement(10)

 10.6           1996 Directors Stock Option Plan and Agreement(11)

 10.7           Amendment to The Adams National Bank Employee Stock Ownership
                Plan with 401(k) Provisions, dated February 18, 1997(12)

 10.8           Employment Agreement dated February 20, 1996 between AANB, The
                Adams National Bank and Barbara Davis Blum, as amended on
                March 29, 1996(13)

 10.9           Lease Agreement dated November 1, 1992 between Chase Manhattan
                Bank, N.A. as Trustee for Account Number p99904 and The Adams
                National Bank(14)

 10.10          Lease Agreement dated November 1, 1992 between Chase Manhattan
                Bank, N.A. as Trustee for Account Number p99904 and The Adams
                National Bank(15)

 10.11          Lease Agreement dated April 21, 1988 between Union Station Joint
                Venture, Ltd. and The Adams National Bank(16)

 10.12          Lease Agreement dated April 21, 1989, as amended on August 1,
                1989 between Union Station Joint Venture, Ltd. and The Adams
                National Bank(17)


Exhibit
Number          Description of Exhibit
------          ----------------------


 10.13          Amendment dated December 20, 1993 to Lease Agreement dated April
                21, 1989, as amended on August 1, 1989 between Union Station
                Joint Venture, Ltd. and The Adams National Bank (18)

 10.14          Lease Agreement dated December 20, 1993 between Union Station
                Joint Venture, Ltd., and The Adams National Bank (19)

 10.15          Sublease Agreement dated September 1, 1981, as amended September
                1, 1984, between 2909 M Associates and The Adams National Bank
                (20)

 10.16          Lease Agreement dated March 6, 1996 between 1604 17th Street
                Limited Partners and The Adams National Bank (21)

 10.17          Lease Agreement dated January 8, 1997 between Riverdale
                International, Inc. and The Adams National Bank (22)

 10.18          Agreement for Information Technology Services between Electronic
                Data Systems Corporation and The Adams National Bank (23)

 10.19          Special Program Financial Services Agreement dated December 30,
                1993 between IBAA Bancard, Inc. and The Adams National Bank (24)

 10.20 Deposit Insurance Transfer and Asset Purchase Agreement dated as of May 1, 1992 by and among the Federal Deposit Insurance
                Corporation as Receiver of Metropolitan Bank, N.A., the Federal
                Deposit Insurance Corporation and The Adams National Bank (25)

 10.21 Asset Pool Proposal Form and the Asset Pool Sale Agreement dated as of July 6, 1993 by and among the Federal Deposit Insurance
                Corporation as Receiver of City National Bank, the Federal
                Deposit Insurance Corporation and The Adams National Bank (26)

 10.22          Severance Agreement between The Adams National Bank and
                Alexander Beltran dated as of April 7, 1994 (27)


Exhibit
Number          Description of Exhibit
------          ----------------------

 10.23          Severance Agreement between The Adams National Bank and Devin
                Blum dated as of April 7, 1994 (28)

 10.24          Severance Agreement between The Adams National Bank and Thomas
                O. Griel dated as of April 7, 1994 (29)

 10.25          Severance Agreement between The Adams National Bank and Joyce R.
                Hertz dated as of April 7, 1994 (30)

 10.26          Severance Agreement between The Adams National Bank and Kimberly
                J. Levine dated as of April 7, 1994 (31)

 10.27          Severance Agreement between The Adams National Bank and Melrose
                Nathan dated as of April 7, 1994 (32)

 10.28          Severance Agreement between The Adams National Bank and Bijan
                Partovi dated as of April 7, 1994 (33)

 10.29          Agreement, dated April 20, 1995 between AANB and Marshall T.
                Reynolds (34)

 10.30          Employment Agreement between The Adams National Bank and Kate
                Walsh Carr dated as of January 21, 1997. (35)

 20.1           Form of Ballston Proxy Card (36)

 20.2           Form of AANB Proxy Card (36)

 20.3           Form of Ballston Election (36)

 21             Subsidiaries of the Registrant (36)

 23.1           Consent of Arthur Andersen LLP (36)

 23.2           Consent of KPMG Peat Marwick LLP (36)

 23.3           Consent of Stoy, Malone and Company, P.C. (36)

 23.4           Consent of Baxter Fentriss and Company (36)

 23.5           Consent of Danielson Associates, Inc. (36)

 23.6           Consent of Hazel & Thomas, P.C.



Exhibit
Number          Description of Exhibit
------          ----------------------

 23.7           Consent of Duane, Morris & Heckscher LLP

--------------------------------------


(1) Incorporated by reference to Exhibit 3 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(2)  Incorporated by reference to Exhibit 3.2 of Amendment No. 2 to AANB's
     Form SB-2 filed July 9, 1996.
(3) Incorporated by reference to Exhibit 3 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1987.
(4)  Incorporated by reference to Exhibits 1-3 of AANB's Registration
     Statement on Form 8-A dated April 12, 1994.
(5) Incorporated by reference to Exhibit 4 to AANB's Registration Statement on Form 8-A/A dated April 21, 1995.
(6)  Incorporated by reference to Exhibit 10(b) of AANB's Annual Report on
     Form 10-K for the fiscal year ended December 31, 1987 and Exhibit 10(I) of AANB's Annual Report on Form 10-K for fiscal year ended December 31, 1989.
(7) Incorporated by reference to Exhibit 10.2.2 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
(8) Incorporated by reference to Exhibit 10.2.3 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
(9) Incorporated by reference to Exhibit 10.2.4 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
(10) Incorporated by reference to Exhibit 10.5 of AANB's Annual Report on
     Form 10-KSB for the fiscal year ended December 31, 1996.
(11) Incorporated by reference to Exhibit 10.6 of AANB's Annual Report on
     Form 10-KSB for the fiscal year ended December 31, 1996.
(12) Incorporated by reference to Exhibit 10.7 of AANB's Annual Report on
     Form 10-KSB for the fiscal year ended December 31, 1996.
(13) Incorporated by reference to Exhibit 10.3 of AANB's Annual Report on
     Form 10-K for the fiscal year ended December 31, 1995.
(14) Incorporated by reference to Exhibit 10(d) of AANB's Annual Report on
     Form 10-K for the fiscal year ended December 31, 1992.
(15) Incorporated by reference to Exhibit 10(e) of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
(16) Incorporated by reference to Exhibit 10(f) of AANB's Quarterly Report on Form 10-Q for the quarter ended September 30, 1988.

(17) Incorporated by reference to Exhibit 10(g) of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.
(18) Incorporated by reference to Exhibit 10.7.2 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
(19) Incorporated by reference to Exhibit 10.8 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
(20) Incorporated by reference to Exhibit 10.9 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
(21) Incorporated by reference to Exhibit 10.10 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
(22) Incorporated by reference to Exhibit 10.17 of AANB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.
(23) Incorporated by reference to Exhibit 10(j) of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
(24) Incorporated by reference to Exhibit 10.11 of AANB's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
(25) Incorporated by reference to Exhibit 10 of AANB's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992.
(26) Incorporated by reference to Exhibit 10 of AANB's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.
(27) Incorporated by reference to Exhibit 10.1 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(28) Incorporated by reference to Exhibit 10.2 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(29) Incorporated by reference to Exhibit 10.3 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(30) Incorporated by reference to Exhibit 10.4 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(31) Incorporated by reference to Exhibit 10.5 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(32) Incorporated by reference to Exhibit 10.6 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(33) Incorporated by reference to Exhibit 10.7 of AANB's Current Report on Form 8-K dated April 27, 1994 (earliest event reported April 7, 1994).
(34) Incorporated by reference to Exhibit 5 of AANB's Registration Statement on Form 8-A/A, dated April 21, 1995.
(35) Incorporated by reference to Exhibit 10.30 of AANB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(36) Previously filed.


(b)  Financial Statement Schedules

     Not applicable.

ITEM 22.  UNDERTAKINGS

The Registrant will:

     (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                 (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the formation in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) Include any additional or changed material information on the plan of distribution.

     (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (d) Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) Supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange COmmission such indemnification against public policy as expressed in the Act and is, therefore, unenforceable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Pre-Effective Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at the District of Columbia, this October 16, 1997.

                                        ABIGAIL ADAMS NATIONAL BANCORP, INC.
                                        ------------------------------------
                                        Registrant


                                        By: /s/ Barbara Davis Blum
                                            ----------------------------
                                        Barbara Davis Blum
                                        Chairwoman of the Board,
                                        President and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                     Title                             Date
   ---------                     -----                             ----

/s/ Barbara Davis Blum    Chairwoman of the Board, President    October 16, 1997
------------------------  and Chief Executive Officer
Barbara Davis Blum        (Principal Executive Officer)


           *              Director                              October 16, 1997
------------------------
Shireen Dodson

           *              Director                              October 16, 1997
------------------------
Susan Hager




           *                Director                           October 16, 1997
------------------------
Jeanne Hubbard


           *                Director                           October 16, 1997
------------------------
Clarence L. James, Jr.


           *                Director                           October 16, 1997
------------------------
Steve Protulis

           *                Director                           October 16, 1997
------------------------
Marshall T. Reynolds


           *                Director                           October 16, 1997
------------------------
Robert L. Shell, Jr.


           *                Director                           October 16, 1997
------------------------
Dana Stebbins


           *                Director                           October 16, 1997
------------------------
Susan J. Williams


/s/ Kimberly J. Levine     (Senior Vice President,             October 16, 1997
------------------------   Treasurer and Chief Financial
Kimberly J. Levine         Officer (Principal Financial
                           and Accounting Officer)



* By: /s/ Kimberly J. Levine
     ------------------------
     Kimberly J. Levine
     Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit                                                             Page
Number    Exhibit                                                   Number
-------   -------                                                   ------
8.2       Form of opinion of Hazel, & Thomas, P.C.,
          as to certain tax matters.

23.6      Consent of Hazel & Thomas, P.C.

23.7      Consent of Duane Morris & Heckscher LLP.